                                                      Exhibit 10-1-15
                                                      Execution Copy



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                     ADVANCED TELECOMMUNICATIONS, INC.




                               ____________________


                           SERIES C PREFERRED STOCK
                              PURCHASE AGREEMENT



                               ____________________






                         Dated as of September 30, 1999


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


                                       INDEX


                                                                      Page

SECTION 1.  PURCHASE AND SALE OF SHARES .................................1
    1.1.    SALE OF SHARES AT INITIAL CLOSING ...........................1
    1.2.    SALE OF SHARES AT SECOND CLOSING ............................1
    1.3.    SALE OF SHARES AT SUBSEQUENT CLOSING ........................2
    1.4.    INITIAL CLOSING .............................................2
    1.5.    SECOND CLOSING ..............................................2
    1.6.    SUBSEQUENT CLOSINGS .........................................2
    1.7.    USE OF PROCEEDS FROM INITIAL CLOSING ........................3
    1.8.    USE OF PROCEEDS FROM SECOND CLOSING .........................3
    1.9.    USE OF PROCEEDS FROM SUBSEQUENT CLOSINGS ....................4


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............4
    2.1.    ORGANIZATION.................................................4
    2.2.    SUBSIDIARIES ................................................4
    2.3.    AUTHORIZATION ...............................................5
    2.4.    NO CONFLICTS: APPROVALS .....................................5
    2.5.    CAPITALIZATION ..............................................6
    2.6.    FINANCIAL STATEMENTS; FINANCIAL CONDITION ...................6
    2.7.    ABSENCE OF CHANGES ..........................................7
    2.8.    TITLE TO PROPERTIES .........................................8
    2.9.    ACCOUNTS RECEIVABLE .........................................9
    2.10    INTELLECTUAL PROPERTY .......................................9
    2.11.   CONTRACTS, ETC. ............................................10
    2.12.   LABOR MATTERS ..............................................13
    2.13.   EMPLOYEE BENEFIT PLANS .....................................13
    2.14.   CUSTOMERS AND SUPPLIERS ....................................15
    2.15.   LITIGATION .................................................15
    2.16.   CONFORMITY WITH LAW ........................................15
    2.17.   ENVIRONMENTAL MATTERS ......................................16
    2.18.   TAXES ......................................................17
    2.19.   YEAR 2000 ..................................................18
    2.20.   BOOKS AND RECORDS ..........................................18
    2.21.   GOVERNMENTAL REGULATIONS ...................................18
    2.22.   BROKERS AND FINDERS ........................................19
    2.23.   AFFILIATE TRANSACTIONS .....................................19
    2.24.   CERTAIN CONTRACTS ..........................................19
    2.25.   NO ILLEGAL PAYMENTS, ETC....................................19

    2.26.   PURCHASE AND SALE AGREEMENTS ...............................19
    2.27.   AVAILABILITY INCREASE DATE .................................20
    2.28.   POWERS OF ATTORNEY .........................................20
    2.29.   DISCLOSURE .................................................20

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASERS................20
    3.1.    ORGANIZATION AND STANDING ..................................20
    3.2.    NONCONTRAVENTION ...........................................20
    3.3.    CONSENTS AND APPROVALS .....................................21
    3.4.    BROKER .....................................................21
    3.5.    AUTHORIZATION ..............................................21
    3.6.    ACCREDITED INVESTORS .......................................21
    3.7.    OWN ACCOUNT ................................................21
    3.8.    TRANSFER RESTRICTIONS ......................................21
    3.9.    PRIVATE PLACEMENT ..........................................22

SECTION 4.  CONDITIONS TO THE CLOSINGS .................................22
    4.1.    INITIAL CLOSING ............................................22
    4.2.    SECOND CLOSING .............................................24
    4.3.    SUBSEQUENT CLOSINGS ........................................24
    4.4.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING.....25

SECTION 5.  CERTAIN AGREEMENTS OF THE PARTIES ..........................26
    5.1.    EXPENSES ...................................................26
    5.2.    FINANCIAL STATEMENTS .......................................26
    5.3.    BUDGET AND OPERATING FORECAST ..............................27
    5.4.    VISITS AND DISCUSSIONS .....................................27
    5.5.    ADVERSE CHANGE: LITIGATION .................................27
    5.6.    OTHER INFORMATION ..........................................28
    5.7.    MAINTENANCE OF CORPORATE EXISTENCE AND PROPERTIES ..........28
    5.8.    PAYMENT OF TAXES ...........................................29
    5.9.    HOLDING COMPANY STRUCTURE ..................................29
    5.10.   RICHARD SMITH EXECUTION OF STOCKHOLDERS AGREEMENT ..........29
    5.11.   REPURCHASE OF CAPITAL STOCK ................................29
    5.12.   FILING FOR INTERNATIONAL LONG DISTANCE
            SECTION 214 CERTIFICATE.....................................29

SECTION 6.  DEFINITIONS ................................................29
    6.1.    CERTAIN MATTERS OF CONSTRUCTION ............................29
    6.2.    CROSS REFERENCE TABLE ......................................30
    6.3.    CERTAIN DEFINITIONS ........................................31

SECTION 7.  INDEMNIFICATION ............................................36
    7.1.    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
            INDEMNITIES ................................................36

    7.2.    INDEMNIFICATION.............................................37

SECTION 8.  GENERAL ....................................................38
    8.1.    AMENDMENTS, WAIVERS AND CONSENTS ...........................38
    8.2.    SURVIVAL OF COVENANTS: ASSIGNABILITY OF RIGHTS .............38
    8.3.    SECTION HEADINGS ...........................................38
    8.4.    COUNTERPARTS ...............................................38
    8.5.    NOTICES AND DEMANDS ........................................39
    8.6.    SEVERABILITY ...............................................40
    8.7.    CONSTRUCTION ...............................................40
    8.8.    INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES ...........41
    8.9.    GOVERNING LAW ..............................................41
    8.10.   CONSENT TO JURISDICTION ....................................41
    8.11.   WAIVER OF JURY TRIAL .......................................42
    8.12.   EXERCISE OF RIGHTS AND REMEDIES ............................42

                                       SCHEDULES


Schedule 2.1         -             Organization
Schedule 2.2         -             Subsidiaries
Schedule 2.4.1       -             No Conflicts
Schedule 2.4.2       -             Approvals
Schedule 2.5.1       -             Capitalization Tables
Schedule 2.5.2       -             Capitalization - Rights
Schedule 2.6(a)      -             Financial Statements
Schedule 2.6(b)      -             Financial Statements - Other Liabilities
Schedule 2.6(c)      -             Financial Statements - Debt Schedule
Schedule 2.7         -             Absence of Changes
Schedule 2.10        -             Intellectual Property
Schedule 2.10(a)     -             Confidentiality and Non-Compete Agreements
Schedule 2.11.1      -             Contracts - Liability Policies
Schedule 2.11.2      -             Contracts - Other Contracts
Schedule 2.12        -             Labor Matters
Schedule 2.13        -             Employee Benefit Plans
Schedule 2.14        -             Customers and Suppliers
Schedule 2.15        -             Litigation
Schedule 2.16        -             Permits
Schedule 2.18.1      -             Taxes
Schedule 2.22        -             Brokers and Finders
Schedule 2.23        -             Affiliate Transactions
Schedule 2.26        -             Purchase and Sale Agreements


                                       EXHIBITS

Exhibit A            -             Purchasers and Shares
Exhibit B            -             Amended Charter
Exhibit C            -             Operational and Financial Targets
Exhibit D            -             Base Market Value
Exhibit E            -             Form of Stockholders Agreement
Exhibit F            -             Form of Confidentiality and
                                   Non-Compete Agreement
Exhibit G            -             Form of Opinion of Piper & Marbury L.L.P.
Exhibit H            -             Form of Stock and Stock Option
                                   Repurchase Agreement
Exhibit I            -             Form of Consent and Amendment No. 1 to
                                   Loan and Security Agreement
Exhibit J            -             Form of Amendment to Stock Purchase
                                   Warrant Agreement
Exhibit K            -             Form of Amendment to Nortel Master
                                   Purchase Services Agreement

                     SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement is made as of September 30, 1999 by and among the following:

     (i) Advanced Telecommunications, Inc., a Delaware corporation (the "COMPANY"); and

     (ii) each of the Persons named in EXHIBIT A, hereto (each, individually a "PURCHASER," and collectively, the "PURCHASERS").

     Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

                                  WITNESSETH:

     WHEREAS, on the conditions and subject to the terms set forth in this Agreement, the Purchasers have agreed to invest up to $75,400,000 in the Company; and

     WHEREAS, the Company and the Purchasers wish to set forth their understanding with respect to certain aspects of such investment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF SHARES

     1.1 SALE OF SHARES AT INITIAL CLOSING. The Company shall adopt and file with the Secretary of State of Delaware on or prior to the Initial
Closing (as defined in Section 1.4) an Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B ("AMENDED CHARTER"). Subject to all of the terms and conditions of this Agreement, and based on the representations and warranties contained herein, each Purchaser agrees, severally, to purchase, and the Company agrees to issue and sell to each Purchaser at the Initial Closing, that number of shares of the Company's Series C Preferred Stock set forth in the column Initial Closing opposite each Purchaser's name on EXHIBIT A hereto at the per share purchase price of $5.00 (the "PURCHASE PRICE"). The shares of Series C Preferred Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the "SHARES." The Shares and the Common Stock issuable upon conversion of the Shares are hereinafter collectively referred to as the "SECURITIES."

     1.2 SALE OF SHARES AT SECOND CLOSING. Subject to all of the terms and conditions of this Agreement and based on the representations and warranties contained herein, upon approval of the Phase II Plan by the Company's board of directors, Stolberg agrees to purchase, and the Company agrees to sell and issue to Stolberg at the Second Closing (as defined in Section 1.5), that number of Shares set forth in the column Second Closing opposite Stolberg's name on EXHIBIT A hereto at the per share purchase price of $5.00.

     1.3 SALE OF SHARES AT SUBSEQUENT CLOSINGS. Subject to all of the terms and conditions of this Agreement and based on the representations and warranties contained herein, at any time after March 31, 2000 and prior to September 30, 2001, at the option of the Company and upon not less than ten Business Days prior written notice to the Bain Purchasers, the Bain Purchasers will purchase at not more than four subsequent closings (each a "SUBSEQUENT CLOSING") at a per share purchase price of $5.00 (or such other per share purchase price as shall be agreed to in writing by the Majority Bain Purchasers and a majority of the disinterested members of the Company's board of directors) a number of Shares not exceeding 6,000,000 shares; PROVIDED that in addition to the conditions set forth in Section 4.3 hereof, the following conditions have been met: (a) the Company shall have achieved the operational and financial targets set forth on EXHIBIT C hereto and (b) the CLEC Basket Market Value shall be greater than 11.2, as calculated on EXHIBIT D hereto (the "BASE MARKET VALUE"); PROVIDED, HOWEVER that in the event that one or more of the Designated CLECs ceases to be a publicly traded company trading under the ticker symbol under which it is trading as of Initial Closing, the Base Market Value shall be recalculated in good faith to exclude such Designated CLEC from the calculation.

     1.4 INITIAL CLOSING. The initial purchase of Shares hereunder (the "INITIAL CLOSING") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m., on September 30, 1999, or at such other time and place as the Company and the Majority Purchasers mutually agree upon. At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Shares which such Purchaser is purchasing at the Initial Closing against delivery to the Company by such Purchaser of a check or wire transfer in the amount of the purchase price therefor.

     1.5  SECOND CLOSING.  A second purchase of shares hereunder (the
"SECOND CLOSING") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10 a.m., on the date ten days after the Company's board of directors approves the Phase II Plan, or at such other time and place as the Company and Stolberg mutually agree upon. At the Second Closing, the Company shall deliver to Stolberg a certificate representing the Shares which Stolberg is purchasing at the Second Closing against delivery to the Company by Stolberg of a check or wire transfer in the amount of the purchase price therefore.

     1.6 SUBSEQUENT CLOSINGS. Subsequent Closings shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m., on each date specified with notice given pursuant to Section 1.3, or at such other time and place as the Company and the Majority Bain Purchasers mutually agree upon. At each Subsequent Closing, the Company shall deliver to each Bain Purchaser a certificate representing the Shares which such Bain Purchaser is purchasing at such Subsequent Closing against delivery to the Company by such Bain Purchaser of a check or wire transfer in the amount of the purchase price therefor.

     1.7 USE OF PROCEEDS FROM INITIAL CLOSING. The Company covenants that it will apply the $42,730,000 in cash proceeds from the sale of the Shares at the Initial Closing solely for the following lawful corporate purposes:

          1.7.1 $28,646,980.83 of the cash proceeds shall be used in furtherance of the execution of the Phase I Plan, and to pay third party fees and expenses associated with the Initial Closing (other than the fees described in Section 1.7.3);

          1.7.2 $9,595,000 of the cash proceeds shall be used in furtherance of the execution of the Phase II Plan; PROVIDED, HOWEVER, that such amount shall be deposited in a separate account at the Closing and invested in United States Treasury bills or similar liquid securities intended to provide for the preservation of principal and shall not be used by the Company unless and until such time as (a) the Phase II Plan has been approved by the Company's board of directors and (b) the Second Closing has occurred;

          1.7.3 $2,146,876.17 of the cash proceeds shall be used to pay the fees of BancBoston Robertson Stephens, Inc. ("BancBoston");

          1.7.4 $1,561,143 of the cash proceeds shall be used to repurchase from Paul Cady 129,500 shares of Series A Preferred Stock (previously designated Preferred Stock) of the Company, options to purchase 125,280 shares of Common Stock of the Company, 94,743 shares of Series B1 Preferred Stock of the Company, and 7,293 shares of Series B4 Preferred Stock of the Company; and

          1.7.5 $780,000 of the cash proceeds shall be used to repurchase from Sheldon Allen 160,000 shares of Common Stock of the Company.

     1.8 USE OF PROCEEDS FROM SECOND CLOSING. The Company covenants that it will apply the $2,900,000 in cash proceeds from the sale of the Shares at the Second Closing solely for the following lawful corporate purposes:

          1.8.1 $2,755,000 of the cash proceeds shall be used in furtherance of the execution of the Phase II Plan, and to pay third party fees and expenses associated with the Second Closing (other than the fees described in Section 1.8.2); and

          1.8.2 $145,000 of the cash proceeds shall be used to pay the fees of BancBoston.

     1.9 USE OF PROCEEDS FROM SUBSEQUENT CLOSINGS. The Company covenants that it will apply the cash proceeds from the sale of Shares at the Subsequent Closings in furtherance of the execution of the Phase II Plan, to pay the fees of BancBoston, to pay other third party fees and expenses associated with the Subsequent Closings and for such other purposes as may be approved by the Company's board of directors.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce the Purchasers to enter into and preform this Agreement and to consummate the transactions contemplated hereby, the Company hereby severally represents and warrants to each Purchaser that:

     2.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly authorized, qualified, licensed and in good standing under all applicable Legal Requirements, to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified, licensed or in good standing has not had and would not have a material adverse effect on the business (as presently conducted or proposed to be conducted), operations, prospects, assets, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has delivered to the Purchasers a true, complete and correct copy of each of the Company's charter and bylaws, each as in effect on the date hereof before the filing of the Amended Charter (collectively, the "COMPANY CHARTER DOCUMENTS"). The
Company is not in default under its charter documents or, in any material respect, its bylaws. There exists no condition, event or act which after notice, lapse of time, or both, could constitute such a default by the Company under the Company Charter Documents. SCHEDULE 2.1 sets forth (a) the directors and officers of the Company and (b) each jurisdiction in which the Company is qualified to do business as a foreign corporation.

     2.2 SUBSIDIARIES. SCHEDULE 2.2 sets forth: (a) the name and jurisdiction of incorporation of each Subsidiary of the Company, (b) the directors and officers of each such Subsidiary and (c) each jurisdiction in which each such Subsidiary has qualified to do business as a foreign corporation. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of the Company is duly authorized, qualified, licensed and in good standing under all applicable Legal Requirements, to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified, licensed or in good standing has not had and would not have a Material Adverse Effect. The
Company has delivered to the Purchasers true, complete and correct copies of the respective charter and bylaws of each of its Subsidiaries, each as in effect on the date hereof (collectively, the "SUBSIDIARY CHARTER DOCUMENTS"). None of the Subsidiaries is in default under its charter documents or, in any material respect, its bylaws. There exists no condition, event or act which after notice, lapse of time, or both, could constitute such a default by any Subsidiary under the Subsidiary Charter Documents.

     2.3 AUTHORIZATION. The Company has all corporate power and authority to enter into and perform this Agreement, the Stockholders Agreement (as defined in Section 4.1.5) and the other documents and instruments to be delivered pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Stockholders Agreement and each other document and instrument to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and its directors and stockholders. This Agreement, the Stockholders Agreement and each other document and instrument to which the Company is a party have been duly and validly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company, in accordance with its terms.

     2.4  NO CONFLICTS: APPROVALS.

          2.4.1 Except as set forth on Schedule 2.4.1, neither the execution, delivery and performance of this Agreement or the Stockholders Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the Company Charter Documents or the Subsidiary Charter Documents, (b) result in any conflict with or breach of any of the terms, conditions or provisions of, or default or event that with the passage of time would be a default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under, any Contractual Obligation (or, in the case of the consummation by the Company of the merger effected for purposes of reincorporating in Delaware, any material Contractual Obligation) to which the Company or any of its Subsidiaries is a party or by which it or its respective properties or assets is subject or bound, (c) result in the imposition of a Lien upon or with respect to any assets of the Company or any of its Subsidiaries, or (d) violate any Legal Requirement applicable to the Company or any of its Subsidiaries, or by which it or its properties or assets is subject or bound.

          2.4.2 Expect as set forth on Schedule 2.4.2, no authorization, action, consent, approval or other order of, declaration to, or filing by the Company with, any federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, or any other person or entity is required in connection with the valid and lawful authorization, execution, delivery and performance by the Company of this Agreement or the Stockholders Agreement or the valid and lawful consummation by the Company of the transactions contemplated hereby or thereby, except any filing, consent or approval that has been made or obtained.

     2.5.  CAPITALIZATION

           2.5.1 The authorized and issued capital stock of the Company and each of its Subsidiaries is as set forth on SCHEDULE 2.5.1. SCHEDULE 2.5.1 also lists all shares of capital stock which have been reserved for issuance. All shares of capital stock of the Company and each of its Subsidiaries outstanding immediately prior to the Closing are duly authorized, validly issued and fully paid and non-assessable, and were not issued in violation of any law or the preemptive right (or similar right) of any Person, and all such shares of capital stock of the Company and its Subsidiaries are owned beneficially and of record by the Persons set forth on SCHEDULE 2.5.1. When issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens of any kind created by the Company other than as set forth in the Stockholders Agreement.

           2.5.2 Except as set forth in the Amended Charter or the Stockholders Agreement or on SCHEDULE 2.5.1 or SCHEDULE 2.5.2, there is no warrant, right, option, conversion privilege, stock purchase plan, put, call or other Contractual Obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of capital stock or indebtedness of the Company or any of its Subsidiaries or other securities convertible into or exercisable or exchangeable for capital stock or indebtedness of the Company or any of its Subsidiaries (now, in the future, or upon the occurrence of any contingency), or that provides for any stock appreciation or similar right. Under the Company's Second Amended and Restated Stock Option Plan of 1996, the board of directors has authority to grant options under which not more than an aggregate of 2,400,000 shares of Common Stock may be issued, including options granted prior to or as of the date hereof. Other than as set forth in the Stockholders Agreement, the Amended Charter or SCHEDULE 2.5.2. (a) there are no existing rights with respect to registration or sale or resale under the Securities Act of 1933, as amended (the "SECURITIES ACT") or the securities or blue sky laws of any state or jurisdiction, of any securities of the Company or of any Subsidiary of the Company, (b) there are no preemptive rights (or similar rights) with respect to the issuance or sale of the capital stock of the Company or any of its Subsidiaries, (c) no securities issued by the Company or any of its Subsidiaries have anti-dilution protections or contain similar provisions, and
(d) there are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws. Neither the Company nor any of its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation or ownership interest in, any Person that is not a Subsidiary of the Company.

           2.6.  FINANCIAL STATEMENTS: FINANCIAL CONDITION.  Attached as
SCHEDULE 2.6(a) are copies of the following financial statements of the Company (the "FINANCIAL STATEMENTS"):

                 (a) the audited combined balance sheets for the Company and its Subsidiaries for the years ended December 31, 1998 (the "BALANCE SHEET") and December 31,

1997, and the related statements of income and cash flows for each of the years then ended, including in each case the notes thereto; and

                 (b) the unaudited balance sheet of the Company as of July 31, 1999 and the related statement of income and cash flows for the seven-month period then ended (the "INTERIM FINANCIALS").

The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated above. The Financial Statements present fairly the consolidated financial condition of the Company and its Subsidiaries at the respective dates thereof and the results of its operations for the periods covered thereby in conformity with GAAP, except, in the case of the Interim Financials, for the absence of notes and normal year-end adjustments. Except as set forth in SCHEDULE 2.6(b), to the knowledge of the Company, the Company does not have any material Liability, except for (a) Liabilities set forth on the face of the Balance Sheet (rather than in any notes thereto), (b) Liabilities that have arisen after the date of the Balance Sheet in the Ordinary Course of Business of the Company and its Subsidiaries in connection with the sale of goods and services to customers and purchases of goods and services from suppliers, and (c) other Liabilities that have arisen in the Ordinary Course of Business for the Company and its Subsidiaries under the Contracts (none of which Liabilities referred to under subsections (b) and (c) of this Section 2.6 results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, (on infringement or violation of law). SCHEDULE 2.6(c) sets forth a list, including dollar amounts, of all Indebtedness (in amounts in excess of $10,000) of the Company and its Subsidiaries.

           2.7. ABSENCE OF CHANGES. Since December 31, 1998, each of the Company and its Subsidiaries has operated its business in the Ordinary Course of Business; and, without limiting the generality of the foregoing, except as set forth on SCHEDULE 2.7. there has not been:

                 (a) any Material Adverse Effect or any event or events which individually or in the aggregate would have a Material Adverse Effect;

                 (b) any damage, destruction or loss (whether or not covered by insurance) affecting the material properties of the Company or its Subsidiaries or assets of the Company or its Subsidiaries;

                 (c) prior to or as of July 31, 1999, any increase in the compensation, bonus, commissions or fee arrangement (other than fringe benefits) payable or to become payable by the Company or its Subsidiaries to its officers, directors, employees, consultants, agents or stockholders, other than in the Ordinary Course of Business of the Company and its Subsidiaries, and after July 31, 1999, any such material increase;

          (d) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, Liability, property, obligation or right of the Company or its Subsidiaries to any Person;

          (e) except as specifically set forth in the Financial Statements or on SCHEDULE 2.23, any obligation or Liability incurred, or any loans or advances made, by the Company to any of its Affiliates, other than for the reimbursement of expenses in the Ordinary Course of Business of the Company and its Subsidiaries;

          (f) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the Ordinary Course of Business of the Company and its Subsidiaries;

          (g) any assignment, lease or other transfer or disposition, or any other agreement or arrangement therefor by the Company or its Subsidiaries of any property or equipment having a value in excess of $50,000;

          (h) any capital expenditure (or series of related expenditures) by the Company or its Subsidiaries involving more than $50,000;

          (i) any waiver of any material rights or claims of the Company or any of its Subsidiaries;

          (j) any written or enforceable oral agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing or any transaction by the Company or any of its Subsidiaries outside the Ordinary Course of Business of the Company and its Subsidiaries;

          (k) any Lien upon or adversely affecting any material property or other assets of the Company; or

          (l) any dividend or distribution of any kind in respect of the capital stock of the Company.

     2.8. TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid or enforceable right to use all of its properties, whether real or personal and whether tangible or intangible (collectively, the "ASSETS"), free and clear of all Liens, except as have not had and would not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns, nor has it ever owned, real property. The Assets constitute all properties, rights and assets necessary for the conduct of business of the Company as currently conducted, although additional Assets will be necessary for the conduct of the business of the Company as proposed to be conducted. Neither the Company nor any of its Subsidiaries is in default under any lease of real or personal property to which the Company or its Subsidiaries is a party, nor to the knowledge of the Company is any other party to any such lease in default thereunder, which default has had or would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has knowledge of any circumstances that challenge the Company's or its Subsidiaries' peaceful and undisturbed possession of the subject matter of any such lease. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to it or to the operation of its owned or leased tangible properties except such violations that have not and would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of violation with which it has not complied, in any case in which the consequences of such violation, if asserted by the applicable regulatory authority, would have a Material
Adverse Effect. For purposes of this Section 2.8, "tangible properties" specifically excludes patent, trademark, copyright, trade secret and other proprietary rights.

     2.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiaries reflected on the Balance Sheet and the Interim Financials arose from the sale of products and services in the Ordinary Course of Business of the Company and its Subsidiaries, and are valid and binding claims of the Company and its Subsidiaries for payment for goods and sold or services rendered by it in the Ordinary Course of Business.

     2.10. INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries has ownership of, or the right to use, all Intellectual Property used in its business as currently conducted or presently proposed to be conducted. SCHEDULE
2.10 sets forth a list of each patent, patent application, registered trademark and registered copyright owned or used by the Company and its Subsidiaries as well as a list of each license or other Contractual Obligation under which the Company and its Subsidiaries has the right to use Intellectual Property (collectively, the "LICENSES"). Each item of Intellectual Property owned or used by the Company and its Subsidiaries in its business immediately prior to the Closing will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing. Except as set forth on SCHEDULE 2.10, each of the Company and its Subsidiaries has taken all reasonable steps necessary and desirable to maintain and protect each item of Intellectual Property that the Company and its Subsidiaries owns or uses. With respect to each License relating to Intellectual
Property:

          (a) the License relating to Intellectual Property covering the item is a legal, valid, binding and enforceable obligation of the Company and its Subsidiaries, and is in full force and effect;

          (b) the License will continue to be a legal, valid, binding and enforceable obligation of the Company or such Subsidiary, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (c) to the Company's knowledge, no party to the License is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) with respect to each sublicense of Intellectual Property, the representations and warranties set forth in subsections (a) through (c) above are true and correct in all material respects with respect to the underlying license; and

          (e) neither the Company nor any of its Subsidiaries has granted any sublicense or similar right with respect to any License relating to Intellectual Property.

There has not been in the last two years prior to the date hereof and there is not now pending any claim, and there is no claim overtly threatened, that the Company or any of its Subsidiaries has or is infringing any patent, copyright, trade secret, trademark or other proprietary right of any other person or entity, except where it has not and would not have a Material Adverse Effect. To the knowledge of the Company, the activities of the employees of the Company and its Subsidiaries on behalf of the Company and its Subsidiaries do not violate any agreements or arrangements that any such employees of the Company or its Subsidiaries have with former employers. To the knowledge of the Company, no other person is infringing any Intellectual Property of the Company or its Subsidiaries. SCHEDULE 2.10 sets forth a list of each person employed by the Company or its Subsidiaries that has executed and delivered to the Company a confidentiality and non-compete agreement in substantially the form attached hereto as EXHIBIT F (the "IDENTIFIED EMPLOYEES"). To the Company's knowledge, no present or former employee has breached any of the agreement referenced in the preceding sentence.

     2.11.  CONTRACTS, ETC.

          2.11.1 INSURANCE. Set forth on SCHEDULE 2.11.1 is a list of all liability (including, without limitation, public liability, products liability and automobile liability) policies that are in effect (the "LIABILITY POLICIES"), true and complete copies of which have been furnished to the Purchasers, and all outstanding liability claims thereunder. Since January 1, 1999, there have been no liability claims made against the Company or its Subsidiaries or, to the knowledge of the Company, any occurrence that would reasonably be expected to give rise to any such claim against the Company or its Subsidiaries, except claims made for workers' compensation that, to the knowledge of the Company, are not expected to exceed workers' compensation coverage maintained by the Company or its Subsidiaries. Statutory workers' compensation has been maintained on all employees of the Company and its Subsidiaries and all such policies currently in effect were written by insurers with a rating of A or higher by A.M. Best Company, Inc. The premiums for all Liability Policies and workers' compensations policies have been fully paid to the extent due. Set forth on SCHEDULE 2.11.1 is a list of all insurance policies of the Company and its Subsidiaries currently in effect other than the Liability Policies and the workers' compensation policies (together with the Liability

                 (c) to the Company's knowledge, no party to the License is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (d) with respect to each sublicense of Intellectual Property, the representations and warranties set forth in subsections (a) through (c) above are true and correct in all material respects with respect to the underlying license; and

                 (e) neither the Company nor any of its Subsidiaries has granted any sublicense or similar right with respect to any License relating to Intellectual Property.

There has not been in the last two years prior to the date hereof and there is not now pending any claim, and there is no claim overly threatened, that the Company or any of its Subsidiaries has or is infringing any patent, copyright, trade secret, trademark or other proprietary right of any other person or entity, except where it has not and would not have a Material Adverse Effect. To the knowledge of the Company, the activities of the employees of the Company and its Subsidiaries on behalf of the Company and its Subsidiaries do not violate any agreements or arrangements that any such employees of the Company or its Subsidiaries have with former employers. To the knowledge of the Company, no other person is infringing any Intellectual Property of the Company or its Subsidiaries. SCHEDULE 2.10 sets forth a list of each person employed by the Company or its Subsidiaries that has executed and delivered to the Company a confidentiality and non-compete agreement in substantially the form attached hereto as EXHIBIT F (the "IDENTIFIED EMPLOYEES"). To the Company's knowledge, no present or former employee has breached any of the agreements referenced in the preceding sentence.

     2.11.  CONTRACTS, ETC.

            2.11.1 INSURANCE. Set forth on SCHEDULE 2.11.1 is a list of all liability (including, without limitation, public liability, products liability and automobile liability) policies that are in effect (the "LIABILITY POLICIES"), true and complete copies of which have been furnished to the Purchasers, and all outstanding liability claims thereunder. Since January 1, 1999, there have been no liability claims made against the Company or its Subsidiaries or, to the knowledge of the Company, any occurrence that would reasonably be expected to give rise to any such claim against the Company or its Subsidiaries, except claims made for workers' compensation that, to the knowledge of the Company, are not expected to exceed workers' compensation coverage maintained by the Company or its Subsidiaries. Statutory workers' compensation has been maintained on all employes of the Company and its Subsidiaries and all such policies currently in effect were written by insurers with a rating of A or higher by A.M. Best Company, Inc. The premiums for all Liability Policies and workers' compensation policies have been fully paid to the extend due. Set forth on SCHEDULE 2.11.1 is a list of all insurance policies of the Company and its Subsidiaries currently in effect other than the Liability Policies and the workers' compensation policies (together with the Liability

Policies and the worker's compensation policies, the "INSURANCE POLICIES"), summaries of which have been furnished to the Purchasers.

            2.11.2 CERTAIN CONTRACTUAL OBLIGATIONS.  Set forth on SCHEDULE
2.11.2 hereto is a true and complete list of all of the following Contractual Obligations and, to the extent noted below, Informal Arrangements of the Company or its Subsidiaries:

                 (a) All collective bargaining agreements and other labor agreements, all employment agreements (other than non-binding offer letters) or consulting agreements, and all other plans, agreements, arrangements, practices or other Contractual Obligations or Informal Arrangements (other than any Employee Plan) that constitute compensation or benefits, including post retirement benefits, to any of the officers or employees or former officers or employees (or any spouse or family member of any such current or former officer or employee) of the Company or its Subsidiaries.

                 (b) All Contractual Obligations or Informal Arrangements under which the Company or its Subsidiaries is or may become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or has incurred any severance pay or special compensation obligations that would become payable by reason of this Agreement or the consummation of the transactions contemplated hereby.

                 (c) All Contractual Obligations (including, without limitation, options) to sell or otherwise dispose of any assets of the Company or its Subsidiaries having a value in excess of $10,000, except in the Ordinary Course of Business.

                 (d)  Other than the stock option grants set forth on
            SCHEDULE 2.5.1, all Contractual Obligations or Informal Arrangements under which the Company or its Subsidiaries has or will after the Closing have any Liability or obligation in excess of $5,000 to or for the benefit of any Stockholder or any Affiliate of any Stockholder.

                 (e) All Contractual Obligations under which the Company or its Subsidiaries has any Liability or obligation constituting or giving rise to a guarantee of any Liability or obligation of any Person, or under which any Person has any Liability or obligation constituting or giving rise to a guarantee of any Liability or obligation of the Company (including, without limitation, partnership and joint venture agreements).

                 (f) All Contractual Obligations under which the Company or its Subsidiaries is or may become obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) and (ii).

                 (g) All distributorship agreements, commercial agency agreements, agreements with sales representatives and all other Contractual Obligations and Informal Arrangements (other than such agreements, purchase orders and sales orders entered into in the Ordinary Course of Business) with distributors, suppliers, vendors, or other suppliers of goods or services.

                 (h) All purchase obligations (whether or not in the Ordinary Course of Business) that require minimum purchases by the Company or its Subsidiaries.

                 (i) All interconnection agreements, resale agreements, services agreements and similar Contractual Obligations and Informal Arrangements with distributors, suppliers, vendors, or other suppliers of goods or services, including without limitation any preliminary drafts or forms of any such agreements that have not yet been finalized.

                 (j)  All standard forms of purchase orders and sales orders.

                 (k) All non-terminable Contractual Obligations involving consideration to or Liabilities of the Company in excess of $10,000.

                 (l) All Contractual Obligations or Informal Arrangements with customers of the Company involving consideration in excess of $50,000 in any twelve (12) month period.

                 (m) All Contractual Obligations (other than purchase orders, sales orders or operating expenses incurred in the Ordinary Course of Business) not required to be listed on SCHEDULE 2.11.2 pursuant to clauses (a) through (l) above that individually involve Liabilities of the Company in excess of $50,000.

The Company has heretofore delivered to the Purchasers a true and complete copy of each of the Contractual Obligations (or narrative descriptions of each Informal Arrangement and of each of those Contractual Obligations that are not in writing) listed on SCHEDULE 2.11.2, each as in effect on the date hereof, including, without limitation, all amendments thereto (the "LISTED CONTRACTS"). The Listed Contracts, together with the Insurance Policies, the Licenses and leases to which the Company is a party, are hereinafter referred to as the "CONTRACTS."

     2.11.3 NATURE OF CONTRACTUAL OBLIGATIONS ETC. Each Contractual Obligation in respect of the Listed Contracts is, and after giving effect to the Closing hereunder and the consummation of the transactions contemplated hereby will be, enforceable by the Company or the Subsidiary of the Company party thereto except for such failures to be so enforceable as do not and will not, individually or in the aggregate, have a Material Adverse Effect. No breach or default by the Company or the Subsidiary of the Company party thereto under any of the Contractual Obligations in respect of the Listed Contracts has occurred and is continuing, and no event has occurred that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the Contractual Obligations, other than such breaches, defaults and events as have not had and will not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no breach or default by any other Person under any of the Contractual Obligations has occurred and is continuing, and no event has occurred that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by the Company or the Subsidiary of the Company party thereto under any of such Contractual Obligations, other than breaches, defaults and events that have not had and will not have, individually or in the aggregate, a Material Adverse Effect.

     2.12. LABOR MATTERS. SCHEDULE 2.12 sets forth, as of July 31, 1999, a list of all employees of the Company and its Subsidiaries and their annual salary and date of hire. To the knowledge of the Company, no Identified Employee of the Company or any Subsidiary has given the Company or any Subsidiary notice of any present intention of terminating his or her employment therewith nor does the Company or any Subsidiary have any present intention of terminating any such employment. Except as set forth on
SCHEDULE 2.12, neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on SCHEDULE 2.12, no employee of the Company or its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement nor, to the Company's knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Company's knowledge, threatened labor dispute of any kind involving the Company and any group of employees, and the Company has not experienced any labor interruptions over the past three years. The Company and each Subsidiary has complied in all material respects with all applicable federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding, unemployment insurance premiums or other similar obligations.

     2.13. EMPLOYEE BENEFIT PLANS. SCHEDULE 2.13 sets forth all Employee Plans to which the Company contributes or is obligated to contribute, or under which the Company or any of its Subsidiaries has or may have any liability for premiums or benefits, or which benefits any employee, former employee, director or independent contractor of the Company or any dependent or beneficiary of such individual (a "COMPANY PLAN"). For purposes of this Agreement, the term "EMPLOYEE PLAN" means any plan, program, agreement, policy or arrangement, whether or not reduced to writing and whether covering a single individual or a group of individuals, that provides for material fringe benefits beyond regular cash salary or wages (including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")). With respect to each Company Plan, the Company has provided to the Purchasers accurate, current and complete copies of each of the following: (a) where the plan has been reduced to writing, the plan document together with all amendments; (b) where the plan has not been reduced to writing, a written summary of all material plan terms; (c) trust agreements, insurance policies, administration agreements or similar agreements (if applicable); (d) summary plan descriptions, employee handbooks or similar employee communications; (e) the most recent determination letter from the Internal Revenue Service ("IRS") (if applicable); (f) a copy of the two (2) most recently filed Forms 5500, with schedules attached (if applicable); and (g) any notices, letters or other correspondence from the IRS or the United States Department of Labor ("DOL") relating to the plan.

                 2.13.1 PLAN QUALIFICATION: PLAN ADMINISTRATION. Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified. Each Company Plan has been administered in accordance with its terms and with applicable Legal Requirements, including, without limitation, ERISA and the Code, except where the failure to do so has not and would not have a Material Adverse Effect. All contributions required by law or by the terms of each such Company Plan to have been made to any fund or trust established thereunder or in connection therewith have been made by the due date thereof and there are no unfunded liabilities of the Company or any Subsidiary or any other deficiency with respect to any Company Plan.

                 2.13.2 TITLE IV OF ERISA, ETC. No Employee Plan that is maintained by the Company or by any entity that is considered to be a single employer with the Company under Sections 414(b) or 414(c) of the Code (a "RELATED ENTITY") is or ever has been subject to Title IV of ERISA. No Company Plan or Employee Plan maintained by a Related Entity is a multi-employer plan, nor does the Company or a Related Entity have any contingent liability with respect to such plan.

                 2.13.3 CLAIMS. There are no pending, or to the knowledge of the Company, threatened lawsuits, claims or other controversies relating to a Company Plan, other than claims for routine benefits in the normal course.
No Company Plan is the subject of an audit or examination by a government agency or the subject of a filing or application under a government-sponsored voluntary compliance, amnesty or similar program.

                 2.13.4 RETIREE BENEFITS: CERTAIN WELFARE PLANS. Other than as required under Section 601 et seq. of ERISA, no Company Plan that is a Welfare Plan (within the meaning of Section 3(1) or ERISA) provides benefits or coverage following retirement or other termination of employment. Nothing has occurred with respect to any Employee Plan described in Section 4980B of the Code that could subject the Company to a tax under Section 4980B of the Code.

     2.14. CUSTOMERS AND SUPPLIERS. Except as set forth on SCHEDULE 2.14, since December 31, 1998, (a) no significant customer (or group of customers that in the aggregate is significant) of the Company or its Subsidiaries has given the Company or its Subsidiaries overt notice or, to the knowledge of the Company, has taken any other action that has given the Company or its Subsidiaries any significant reason to believe that such customer (or group of customers) will cease to purchase products or services or reduce significantly the amount of products and services purchased from the Company or its Subsidiaries, and (b) no significant supplier or vendor (or group of suppliers or vendors that in the aggregate is significant) of the Company or its Subsidiaries has given the Company or its Subsidiaries notice or, to the knowledge of the Company, has taken any other action that has given the Company or its Subsidiaries any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply, restrict the amount supplied, or adversely change its price or terms to the Company or its Subsidiaries, of any products or services.

    2.15. LITIGATION. No judgment, decree or order of any governmental authority or any arbitrator has been issued against the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person that has had, or would have, a Material Adverse Effect. Except as set forth on Schedule 2.15, there is no Action or, to the knowledge of the Company, investigation pending against the Company or any of its Subsidiaries. Except as set forth on Schedule 2.15, to the knowledge of the Company, there is no such Action or investigation that is threatened against the Company or any of its Subsidiaries, or that is pending or threatened affecting the Company or any of its Subsidiaries or any of its properties or assets, or that is pending or threatened against any officer or key employee of the Company or any of its Subsidiaries, or that is pending or threatened and has a reasonable possibility of calling into question the validity, or materially hindering the enforceability or performance of this Agreement, any other document or instrument to be delivered pursuant to this Agreement, or any action taken or to be taken pursuant hereto.

     2.16 CONFORMITY WITH LAW; PERMITS. Neither the Company nor any of its Subsidiaries is in default under any applicable Legal Requirement, except where such default has not had, and would not have, a Material Adverse
Effect. There exists no condition, event or act which after notice, lapse of time, or both, could constitute such a default by the Company or any Subsidiary. Each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with all applicable Legal Requirements and is not in violation of any of the foregoing, except where such non-compliance or violation has not had, and would not have, a Material Adverse Effect. The Company and each of the Subsidiaries has all franchises, permits, licenses, consents, concessions, variances, exemptions, orders and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state or local, including without limitation all permits, licenses, authorizations or approvals from the Federal Communications Commission and any state public utilities commissions or agencies (collectively, "PERMITS"), required to own and lease its properties and assets and to conduct its business as now conducted, including without limitation to provide local, local access and intrastate long distance service, except where failure to have such Permits would not have a Material Adverse Effect. All Permits related to the telecommunications business in effect on the date hereof are described on SCHEDULE 2.16. The Company and each of the Subsidiaries is in compliance with the terms of the Permits, except to the extent that the failure to be in compliance would not have a Material Adverse Effect, and no revocation, limitation or non-renewal of any Permit is pending or threatened, except to the extent that the failure to renew would not have a Material Adverse Effect. No event has occurred, and there is no event or transaction contemplated by this Agreement, which (i) could result in the Company or any of its Subsidiaries being found unqualified to hold, or which permits, or after notice or lapse of time would permit, the revocation or termination of any of the Permits or the denial of an application for the renewal thereof, or (ii) would result in any impairment of the rights of the Company or any such Subsidiary as holder of any such Permits, except where such failure to hold, revocation, termination, denial of renewal or impairment would not have a Material Adverse Effect on the Company or such Subsidiary. The Company and its Subsidiaries are registered as competitive local exchange carriers in each state or jurisdiction in which such registration is required in order for the Company and its Subsidiaries to own and lease its properties and assets and to conduct its business as now conducted, including without limitation to provide local, local access and intrastate long distance service, and have filed or will file applications to register as such in each state or jurisdiction where such registration is required for the Company and its Subsidiaries to conduct its business as presently proposed to be conducted. A Regulatory Event will not occur solely by reason of the consummation of the transactions contemplated by this Agreement.

     2.17 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with all applicable Environmental Laws except to the extent that the failure to be in compliance would not have a Material Adverse Effect. There are at the date hereof no pending or, to the knowledge of the Company, threatened actions or proceedings against the Company or any of its Subsidiaries by any governmental authority or other third party relating, directly or indirectly, to the release of Hazardous Materials on, at or migrating to or from any property presently owned, occupied or operated by the Company or any of its Subsidiaries or relating to any violation by the Company or any of its Subsidiaries of any Environmental Laws. All environmental notices, permits or similar authorizations, if any, required to be obtained or filed by the Company and its Subsidiaries including, without limitation, those addressing treatment, storage, disposal or release of Hazardous Materials or solid waste into the environment, have been duly obtained or filed and are in full force and effect, except where the failure to obtain or file such notices, permits or similar authorizations has not and would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any material obligations or Liabilities, whether absolute, contingent or otherwise and whether due or to become due, with respect to the clean-up of the presence or release of Hazardous Materials into the environment, and to the knowledge of the Company, there are no underground storage tanks located on any property presently or formerly owned, operated or occupied by the Company or it Subsidiaries.

     2.18  TAXES

                 2.18.1 SCHEDULE 2.18.1 lists all federal, state, local and foreign income Tax Returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchasers correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries for taxable periods ended on or after December 31, 1995. Other than as disclosed in
SCHEDULE 2.18.1 (a) all Tax Returns required to be filed by the Company and its Subsidiaries have been filed by or on behalf of it and all such Tax
Returns were correct and complete in all material respects, (b) each of the Company and its Subsidiaries has paid all Taxes (whether or not shown on any Tax Return) in respect of all periods ending on or prior to July 31, 1999 (c) no Tax Return referred to in clause (a) has been the subject of examination by the IRS or the appropriate state, local or foreign taxing authority, of which written notice was received by the Company or its Subsidiaries, (d) no deficiencies have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (a) by the IRS or the appropriate state, local or foreign taxing authority, (e) no action, suit, proceeding, audit, claim, deficiency or assessment is pending (or, to the knowledge of the Company, threatened) with respect to any Taxes of the Company or its Subsidiaries, (f) each of the Company and its Subsidiaries has withheld from its employees, customers, and other payees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation, sales and use Taxes and withholding on payments to non-United States persons) for all periods, (g) there has not been filed a consent under Code section 341(f) concerning collapsible corporations with respect to the Company or its Subsidiaries, (h) neither the Company nor any of its Subsidiaries has made any payment, nor is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code section 280G or will be subject to the excise tax of Code section 4999, (i) no claim has ever been made by any authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to tax by that jurisdiction, of which written notice was received by the Company or its Subsidiaries, (j) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company or its Subsidiaries is maintaining adequate reserves to the extent currently required, (k) there are no Liens in respect of Taxes on any assets of the Company or any of its Subsidiaries other than for Taxes not yet due and payable, (l) neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (m) neither the Company nor any of its Subsidiaries has any Liability for the Taxes of any other person as a result of Treasury Regulation Section 1.1502-6 or otherwise, and (n) neither the Company nor any of its Subsidiaries is a party to any Tax sharing or allocation agreement.

          2.18.2 Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries owns any property of a character, the possible indirect transfer of which as a result of the transactions contemplated by this Agreement, would give rise to any material documentary, stamp or other transfer Tax.

     2.19. YEAR 2000. Except to the extent that the failure to be Year 2000 compliant would not have a Material Adverse Effect, all computer programs (source code and/or object code), firmware or hardware used by the Company and its Subsidiaries in the conduct of its business as presently conducted and as proposed to be conducted, including without limitation the SciCom and Titan information systems, are Year 2000 compliant in that they: (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates: (ii) function accurately in accordance with all applicable specifications and documentation and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner;
(iv) store and provide output of date information in ways that are unambiguous as to century, and (v) yield data that is compatible with both Year 2000 compliant and non-Year 2000 compliant computer programs, firmware and hardware.

     2.20. BOOKS AND RECORDS. The minute books of the Company and of each of the Subsidiaries contain, in all material respects, true, complete and accurate records of all meetings and other corporate actions of each of their respective stockholders, partners, members, board of directors and all committees, if any, appointed by its board of directors in each case, since the later of (x) the formation of the Company or such Subsidiary or (y) January 1, 1995. The stock ledger or stock record book of the Company and of each of the Subsidiaries are true, complete and accurate and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock and of each of the Company and the Subsidiaries of which the Company has been notified. Copies of the minute books and the stock ledgers or stock record books of the Company and each Subsidiary have been delivered to the Purchasers. The books of account, ledgers, order books, records and documents of the Company and those of each of the Subsidiaries accurately and completely reflect in all material respects all material information relating to their respective businesses, the nature, acquisition, maintenance, location and collection of their respective assets and the nature of all transactions giving rise to their respective obligations and accounts receivable.

     2.21. GOVERNMENTAL REGULATIONS. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, nor is the Company or any of its Subsidiaries an "investment company," or an "affiliated person" or a "principal underwriter" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1986, as amended.

     2.22. BROKERS AND FINDERS. Except as set forth on SCHEDULE 2.22, neither the Company nor any of its Subsidiaries nor any officer, director, or employee of the Company or any of its Subsidiaries has incurred any Liabilities for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or any of the transactions contemplated hereby.

     2.23. AFFILIATE TRANSACTIONS. Other than the stock option grants set forth on SCHEDULE 2.5.1 and the employment agreements set forth on SCHEDULE
2.11.2 and except as set forth in SCHEDULE 2.23, neither the Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or Informal Arrangement with, and does not have any obligation owing from or to, any of the stockholders, directors, officers or employees of the Company or its Subsidiaries or any of their Affiliates, which Contractual Obligation or Informal Arrangement involves consideration in excess of $5,000. All transactions between each of the Company and its Subsidiaries and any of its Affiliates that occurred during the periods covered by the Financial Statements are reflected in the Financial Statements.

     2.24. CERTAIN CONTRACTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is currently a party to any covenant limiting in any material respect the ability of the Company to engage in the business of providing telecommunications services or compete in such business with any person in any area of the world.

     2.25.  NO ILLEGAL PAYMENTS, ETC.  Neither the Company or its
Subsidiaries, nor any of their directors, officers, employees or agents, has
(a) directly, or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject any of the Company and its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     2.26. PURCHASE AND SALE AGREEMENTS. There have not been and are not any claims made by or against the Company under any agreements relating to acquisitions or dispositions of the Company's assets, mergers or other material transactions (the "PURCHASE AND SALE

AGREEMENTS"). Except as set forth on SCHEDULE 2.26, there are no additional payments, whether in cash or equity of the Company, owing the Company or its Subsidiaries to any party under the Purchase and Sale Agreements. SCHEDULE
2.26 sets forth the maximum number of shares of the Company's capital stock due or to become due to any party to the Purchase and Sale Agreements.

     2.27. AVAILABILITY INCREASE DATE. As of the Initial Closing, the "Availability Increase Date" as defined in the Loan and Security Agreement dated July 16, 1999 by and among the Company, General Electric Capital Corporation and the other parties thereto (the "GECC LOAN AGREEMENT") shall have occurred.

     2.28. POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company in respect of the Company, its assets, Liabilities or business.

     2.29. DISCLOSURE. This Agreement, the schedules attached hereto and furnished contemporaneously herewith, the Stockholders Agreement and each other agreement, document, certificate or written statement, including without limitation the Private Placement Memorandum dated May 27, 1999, previously furnished or to be furnished to the Purchasers through any Closing Date by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading.

SECTION 3.  REPRESENTATION AND WARRANTIES OF PURCHASERS

     In order to induce the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Purchaser hereby severally represents and warrants (solely as to itself) to the Company that:

     3.1. ORGANIZATION AND STANDING. Each Purchaser is a corporation or other entity duly organized and validly existing, and has the power and authority to execute and deliver this Agreement and all other documents, certificates and instruments contemplated hereby, and to carry out transactions contemplated hereby and thereby.

     3.2. NONCONTRAVENTION. The execution, delivery and performance by each Purchaser of this Agreement and all other documents, certificates and instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by each Purchaser of the transactions contemplated hereby and thereby do not and will not conflict with, or violate any provision of, any legal requirement having applicability to such Purchaser.

     3.3. CONSENTS AND APPROVALS. No consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any governmental entity or any other person is required to be made or sought by a Purchaser in connection with the execution, delivery and performance of this Agreement or any other document, certificate or instrument executed or delivered pursuant to this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby and thereby.

     3.4. BROKER. Each Purchaser represents that it has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     3.5. AUTHORIZATION. The execution, delivery and performance of this Agreement, the Stockholders Agreement and the documents and instruments executed pursuant hereto have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement and each other document and instrument which it is required to deliver hereunder constitutes the valid, legal and binding obligation of such Purchaser, enforceable in accordance with its terms.

     3.6. ACCREDITED INVESTORS. Such Purchaser is an "accredited investor" as such term is defined under Rule 501 under the Securities Act. The Purchaser's investment decisions are made by persons having such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risk of the investment contemplated hereby.

     3.7. OWN ACCOUNT. The Purchaser is acquiring the Securities for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act.

     3.8. TRANSFER RESTRICTIONS. Such Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act or by Rule 144(k) of the Securities Act. Such Purchaser understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

          The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

     3.9. PRIVATE PLACEMENT. Such Purchaser has been advised that the Securities have not been and are not being registered under the Securities Act, and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of each Purchaser contained in this Section 3 in concluding that the offer and sale of the Securities shall be exempt from the provisions of Section 5 of the Securities Act.

SECTION 4.  CONDITIONS TO THE CLOSINGS.

     4.1.  INITIAL CLOSING.  The obligations of each of the Purchasers under
Section 1 of this Agreement to purchase Shares at the Initial Closing is subject to the fulfillment on or before the Initial Closing of each of the following conditions unless waived in accordance with Section 8.1:

          4.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2, shall be true and correct in all material respects on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing and the Purchasers shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          4.1.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

          4.1.3 FILING OF AMENDED CHARTER. The Company shall have filed with the Secretary of State of Delaware the Amended Charter in the form attached hereto As EXHIBIT B and the Amended Charter shall have become effective.

         4.1.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares to the Purchasers or the execution, delivery and performance by the Company of this Agreement and the Stockholders Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing.

          4.1.5 STOCKHOLDERS AGREEMENTS. An Amended and Restated Stockholders Agreement in the form attached hereto as EXHIBIT E (the "STOCKHOLDERS AGREEMENT") shall have each been executed and delivered by the parties thereto (other than the Purchasers in their capacity as such), no such party shall be in breach or default thereof and the Stockholders Agreement shall be in full force and effect as of the Initial Closing.

          4.1.6 CONFIDENTIALITY AND NON-COMPETE AGREEMENTS. The Identified Employees shall have executed a Confidentiality and Non-Compete Agreement in the form attached hereto as EXHIBIT F.

          4.1.7 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Piper & Marbury L.L.P., counsel for the Company, an opinion in substantially the form attached hereto as EXHIBIT G.

          4.1.8 SECRETARY'S CERTIFICATE. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a Certificate, dated as of the Initial Closing, certifying: (a) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the Stockholders Agreement and the issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Stockholders Agreement; (c) that attached thereto is a true and complete copy of the charter of the Company as amended by the Amended Charter and (d) to the incumbency and specimen signature of certain officers of the Company.

          4.1.9 THIRD PARTY CONSENTS. The Company and each Subsidiary shall have received all required third party consents necessary to the consummation of the transactions contemplated by this Agreement.

          4.1.10 EXCHANGE OF NOTES. Each holder of the Company's Series A 8% Convertible Subordinated Promissory Notes ("SERIES A NOTES") and each holder of the Company's Series B 8% Convertible Subordinated Promissory Notes ("SERIES B NOTES" and together with the Series A Notes, the "NOTES") shall have either (a) exchanged such holder's Notes for shares of the Company's Series B Preferred Stock, (b) been paid in full by the Company for the principal and accrued interest of such holder's Notes, or (c) waived any and all of such holder's rights under the Note Purchase Agreement dated February 7, 1997, as amended, relating to the Series A Notes and the Note Purchase Agreement dated as of August 15, 1997 relating to the Series B Notes (collectively, the "NOTE PURCHASE AGREEMENTS") and consented to the amendment of each Note Purchase Agreement to delete Articles 6 and 7, and Section 9.8 thereof.

          4.1.11 STOCK AND STOCK OPTION REPURCHASE AGREEMENT. The Stock and Stock Option Repurchase Agreement in the form attached hereto as EXHIBIT H shall have been executed and delivered by the parties thereto.

          4.1.12 AMENDMENT TO GECC AGREEMENTS. A Consent and Amendment No. 1 to Loan and Security Agreement in the form attached hereto as EXHIBIT I shall have been executed and delivered by the parties thereto. An Amendment to Stock Purchase Warrant Agreement in the form attached hereto as EXHIBIT J shall have been executed and delivered by the parties thereto.

          4.1.13 AMENDMENT TO NORTEL AGREEMENT. An Amendment to Nortel Master Purchase Services Agreement in the form attached hereto as EXHIBIT K shall have been executed and delivered by the parties thereto.

          4.1.14 PROCEEDINGS AND DOCUMENTS. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the transactions contemplated by this Agreement and the Stockholders Agreement shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which any Purchaser may have reasonably requested in connection therewith.

     4.2 SECOND CLOSING. The obligations of Stolberg under Section 1 of this Agreement to purchase Shares at the Second Closing are subject to the fulfillment on or before the Second Closing of the following condition unless waived in accordance with Section 8.1.

          4.2.1 PHASE II PLAN: BOARD DETERMINATIONS. The board of directors of the Company shall have approved the Phase II Plan and all issuances of Shares at the Second Closing, and determined that the financing to be provided by the issuance and sale of Shares at such Second Closing is necessary or desirable in connection with the funding of the business of the Company and its Subsidiaries.

     4.3 SUBSEQUENT CLOSINGS. The obligations of each of the Bain Purchasers under Section 1 of this Agreement to purchase Shares at each Subsequent Closing are subject to the fulfillment on or before each Subsequent Closing of each of the following conditions unless waived in accordance with Section 8.1:

          4.3.1 REPRESENTATIVES AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of each Subsequent Closing with the same effect as though such representations and warranties had been made on and as of the date of such Subsequent Closing and the Bain Purchasers shall have received a certificate of the Chief Executive Officer or Chief Operating Officer of the Company to that effect.

          4.3.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and the Stockholders Agreement that are required to be performed or complied with by it on or before such Subsequent Closing.

          4.3.3 BOARD DETERMINATIONS. The board of directors of the Company shall have approved all issuances of Shares at such Subsequent Closing and determined that the financing to be provided by the issuance and sale of Shares at such Subsequent Closing is necessary or desirable in connection with the funding of the business of the Company and its Subsidiaries.

                 4.3.4 CONTINUED FULFILLMENT, ETC. The conditions set forth in Sections 4.1.4, 4.1.5 and 4.1.6 shall continue to have been fulfilled at each such Subsequent Closing. There shall have been no change in the facts certified by the Secretary of the Company in the certificate delivered pursuant to Section 4.1.8 and the Bain Purchasers shall have received a certificate of the Secretary of the Company to that effect.

                 4.3.5 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of Shares to the Bain Purchasers or the execution, delivery and performance by the Company of this Agreement and the Stockholders Agreement shall have been duly obtained and shall be effective on and as of each Subsequent Closing, other than those which are not required to be obtained before each Subsequent Closing.

                 4.3.6 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Piper & Marbury L.L.P., counsel for the Company, an opinion substantially in the form (other than paragraph 3) attached hereto as EXHIBIT G.

                 4.3.7 THIRD PARTY CONSENTS. The Company and each Subsidiary shall have received all required third party consents necessary to the consummation of the transactions contemplated by this Agreement.

                 4.3.8 PROCEEDINGS AND DOCUMENTS. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the issuance of Shares, this Agreement and the Stockholders Agreement shall be reasonably satisfactory in form and substance to the Bain Purchasers, and the Bain Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the issuance of Shares, this Agreement and the Stockholders Agreement or which any Purchaser may have reasonably requested in connection therewith.

           4.4  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH
CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective unless consented to in writing by the Company.

                 4.4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects on and as of the date of each Closing with the same force and effect as though such representations and warranties had been made on and as of such date of such Closing.

                 4.4.2 PAYMENT OF PURCHASE PRICE. The Purchasers shall have delivered the applicable purchase price specified in Section 1.

                 4.4.3 STOCKHOLDERS AGREEMENT. The Company, each Purchaser and the other parties thereto shall have entered into the Stockholders Agreement.

SECTION 5.  CERTAIN AGREEMENTS OF THE PARTIES

     5.1. EXPENSES. The Company shall pay all reasonable costs and expenses, including without limitation the $45,000 filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR FEE"), incurred by the Purchasers with respect to the negotiation, execution, delivery, performance of and ongoing operations and matters arising under this Agreement, the Stockholders Agreement and any related documents and the investments in the Company made pursuant hereto including, without limitation, the Purchasers' reasonable legal, accounting and other out-of-pocket fees and expenses; PROVIDED, HOWEVER, that (i) the out-of-pocket expenses of the Bain Purchasers for out-of-pocket expenses through the Initial Closing other than legal and accounting fees shall not exceed $40,000, (ii) the out-of-pocket expenses of Stolberg for out-of-pocket expenses through the Initial Closing other than legal and accounting fees shall not exceed $40,000, and (iii) the Purchasers shall provide estimates of all such fees and expenses to the Company approximately 72 hours prior to the applicable Closing Date.

     5.2. FINANCIAL STATEMENTS. After the Initial Closing and until such time that the Company shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, the Company and its Subsidiaries will maintain an adequate system of internal accounting controls, keep full and complete financial records, and furnish to the Purchasers (a) within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, together with a consolidated statement of income and cash flows of the Company and its Subsidiaries for such year, certified by independent public accountants of recognized national standing prepared in accordance with GAAP consistently applied, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal year and the Budget, (b) within 45 days after the end of the first three quarters of each fiscal year, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and statements of the consolidated income and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year and the Budget, to be in reasonable detail (PROVIDED, HOWEVER, such interim financial statements need not contain all footnotes required under GAAP) and to be certified, subject to normal year-end audit adjustments, by the Chief Financial Officer of the Company that they have been prepared in accordance with GAAP consistently applied, except for footnotes and normal year end adjustment, and fairly present the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the results of their operations for the periods covered thereby, (c) within 45 days after the end of each month that is not the end of a fiscal quarter, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and statements of the consolidated income and cash flows of the Company and its Subsidiaries for the month and for the portion of the fiscal year ending on the last day of such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same month of the prior fiscal year and the Budget, to be in reasonable detail (PROVIDED, HOWEVER, such interim financial statements need not contain all footnotes required under GAAP) and to be certified, subject to normal year-end audit adjustments, by the Chief
Financial Officer of the Company that they have been prepared in accordance with GAAP consistently applied, except for footnotes and normal year end adjustment, and fairly present the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the results of their operations for the periods covered thereby, and (d) within twenty (20) days of receipt by the Company or any of its Subsidiaries, any management letters from its accountants.

     5.3. BUDGET AND OPERATING FORECAST. The management of the Company and its Subsidiaries will prepare and submit to the board of directors of the Company a budget for each fiscal year of the Company and its Subsidiaries at least thirty (30) days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for the Company and its Subsidiaries for such fiscal year when it has been approved by at least two-thirds (66.67%) of the full board of directors of the Company (the "BUDGET"). Management shall review the budget monthly, and shall advise the Purchasers at such time and the full board of directors of all material changes therein, and all material deviations therefrom. The Company will furnish to the Purchasers copies of all financial projections and updates of such projections provided by the Company to General Electric Capital Corporation.

     5.4. VISITS AND DISCUSSIONS. The Company and its Subsidiaries will permit each of the Bain Purchasers and Stolberg and the authorized representatives of the Bain Purchasers and Stolberg and one representative of the Other Purchasers, at all reasonable times during normal business hours and as often as reasonably requested, to visit and inspect, at the expense of such Purchaser, any of the properties of the Company and its Subsidiaries, including its books and records and lists of security holders and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company with its officers.

     5.5. ADVERSE CHANGE LITIGATION. The Company will promptly advise each of the Purchasers in writing of each suit or proceeding commenced or overtly threatened against the Company or any Subsidiary which, if adversely determined, would result in a Material Adverse Effect on the condition or business, financial or otherwise, of the Company and its Subsidiaries and of any facts that come to the Company's attention which would lead it to believe that the representations and warranties contained herein were not true and correct in all material respects when made.

     5.6. OTHER INFORMATION. The Company will also furnish to each of the Purchasers with reasonable promptness, upon the request of the Bain Purchasers or Stolberg, (a) financial statements by business segment, (b) internal management reports including without limitation legal reports, (c) all regular or special reports which the Company or its Subsidiaries shall file with any governmental, regulatory or administrative agencies or authorities, including the Federal Communications Commission or any state or local public utilities commission, (d) financial statements, material reports and other information distributed by the Company or its Subsidiaries to its creditors, General Electric Capital Corporation or the financial community in general, (e) all press releases issued by the Company or it Subsidiaries, and
(f) such other information and data with respect to the Company or any Subsidiary as the Purchasers may from time to time reasonably request.

     5.7.  MAINTENANCE OF CORPORATE EXISTENCE AND PROPERTIES.

          5.7.1 The Company and each of its Subsidiaries will at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate charter and its leases, privileges, franchises, qualifications and rights that are necessary in the ordinary conduct of its business as presently conducted or as proposed to be conducted in an orderly and efficient manner in accordance with good business practices.

           5.7.2 The Company and each of its Subsidiaries will provide or cause to be provided for itself insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts, with such deductible and by such methods as shall be adequate, and in any event in amounts not less than amounts generally maintained by other companies engaged in similar businesses.

           5.7.3 The Company and each of its Subsidiaries will keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

           5.7.4 The Company and each of its Subsidiaries will comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities and of any governmental department, commission, board, regulatory authority, bureau, agency, and instrumentality of the foregoing, and of any court, arbitrator or grand jury, in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and except where the failure to comply will not have a Material Adverse Effect.

     5.8. PAYMENT OF TAXES. The Company and each of its Subsidiaries will pay or discharge, at or before maturity or before becoming delinquent all taxes, levies, assessments and other governmental charges which may be imposed or which may become a lien upon any property owned by the Company or any such Subsidiary or arising with respect to the occupancy, use, possession or leasing thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the company and its Subsidiaries, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     5.9. HOLDING COMPANY STRUCTURE. At such time as the Majority Bain Purchasers shall reasonably request, the Company shall form a holding company through a merger whereby all of the then outstanding Common Stock and Preferred Stock of the Company will be exchanged for common stock of the new holding company.

     5.10. RICHARD SMITH EXECUTION OF STOCKHOLDERS AGREEMENT. The Company shall use all commercially reasonable efforts to cause Richard Smith to execute the Stockholders Agreement within five Business Days after the Initial Closing.

     5.11. REPURCHASED OF CAPITAL STOCK. The Company shall repurchase options and shares of the Company's capital stock from Paul Cady and Sheldon Allen pursuant to Sections 1.7.3 and 1.7.4 contemporaneously with the Initial Closing.

     5.12. FILING FOR INTERNATIONAL LONG DISTANCE SECTION 214 CERTIFICATE. Immediately following the Initial Closing hereunder, the Company and each of its Subsidiaries providing the resale of international telecommunications services shall file for an International Long Distance Section 214 Certificate from the Federal Communications Commission.

SECTION 6.  DEFINITIONS

     For purposes of this Agreement.

           6.1. CERTAIN MANNERS OF CONSTRUCTION. In addition to the definitions referred to as set forth below in this Section 6.

           6.1.1. The words "hereof" "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement except as expressly provided in this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

           6.1.2 The words "party" and "parties" shall refer to each of the Purchasers and the Company.

           6.1.3 Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

           6.1.4 Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States in effect as of the date hereof.

     6.2. CROSS REFERENCE TABLE. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined.


               TERM                                    SECTION

     Amended Charter                                      1.1
     Assets                                               2.8
     Balance Sheet                                        2.6(a)
     Base Market Value                                    1.3
     Budget                                               5.3
     Company                                              Preamble
     Company Charter Documents                            2.1
     Company Plan                                         2.13
     Contracts                                            2.11.2
     DOL                                                  2.13
     Employee Plan                                        2.13
     ERISA                                                2.13
     Financial Statements                                 2.6
     GAAP                                                 2.6
     GECC Loan Agreement                                  2.27
     HSR Fee                                              5.1
     Identified Employees                                 2.10
     Initial Closing                                      1.4
     Interim Financials                                   2.6(b)
     Insurance Policies                                   2.11.1
     IRS                                                  2.13
     Liability Policies                                   2.11.1
     Licenses                                             2.10
     Listed Contracts                                     2.11.2
     Material Adverse Effect                              2.1
     Note Purchase Agreements                             4.1.10
     Notes                                                4.1.10
     Permits                                              2.16

     Purchase Price                                       1.1
     Purchaser(s)                                         Preamble
     Purchase and Sale Agreements                         2.26
     Qualified Public Offering                            7.1.1
     Related Entity                                       2.13.2
     Second Closing                                       1.5
     Securities                                           1.1
     Securities Act                                       2.5.2
     Series A Notes                                       4.1.10
     Series B Notes                                       4.1.10
     Shares                                               1.1
     Stockholders Agreement                               4.1.5
     Subsequent Closing                                   1.3
     Subsidiary Charter Documents                         2.2


     6.3. CERTAIN DEFINITIONS. The following terms shall have the following meanings:

     "ACTION" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration or proceeding by or before any governmental authority.

     "AFFILIATE" shall mean, as to any specified Person at any time (i) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), (ii) any Person that is or has been within two (2) years prior to the time in question an officer, director, or direct or indirect beneficial interest of at least five percent (5%) of the outstanding capital stock or other evidence of beneficial interest of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified person is a natural person, of such specified Person) and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least five percent (5%) of the outstanding capital stock or other evidence of beneficial interest at such time.

     "AGREEMENT" shall mean this Series C Preferred Stock Purchase Agreement as amended and in effect from time to time.

     "BAIN PURCHASERS" shall mean Bain Capital Fund VI, L.P., BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B, BCIP Associates II-C, PEP Investments PTY Ltd., Sankaty High Yield Asset Partners, L.P and RGIP, LLC.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Boston, Massachusetts.

     "CLEC BASKET MARKET VALUE" shall mean, at any point in time, (a) the aggregate sum of the Total Enterprise Value of each Designated CLEC, divided by (b) the aggregate sum of the Last Twelve Months Net Revenue of each Designated CLEC.

     "CLOSING" shall mean the Initial Closing, Second Closing or any Subsequent Closing, as applicable based upon the context in which it is used.

     "CLOSING DATE" shall mean the date of the Initial Closing, the Second Closing or any Subsequent Closing, as applicable based upon the contest in which it is used.

     "CODE" shall mean the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

     "COMMON STOCK" shall mean the Company's Common Stock, par value $0.01 per share.

     "CONTRACTUAL OBLIGATION" shall mean, with respect to any Person, any written contract, agreement, understanding, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding or other document or instrument including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness but excluding the charter and by-laws of such Person, to which or by which such Person is a party or otherwise subject or bound, or to which or by which any property or right of such Person is subject or bound.

     "DESIGNATED CLEC" shall mean each of the following Persons: Allegiance Telecom, Inc., MGC Communications, Inc., US LEC Corp., McLeodUSA
Incorporated, ICG Communications, Inc., Electric Lightwave, Inc., e.spire Communications, Inc., GST Telecommunications, Inc., Intermedia Communications, Inc., ITC DeltaCom, Inc. Covad Communications Group, Inc., NorthPoint Communications Group, Inc., NEXTLINK Communications, Inc., Hyperion Telecommunications, Inc. and CapRock Communications Corp; PROVIDED, HOWEVER, that in the event that one or more of the Persons listed above ceases to be a publicly traded company trading under the ticker symbol under which it is trading as of Initial Closing, such Person or Persons shall be excluded from the definition of "Designated CLEC."

     "ENVIRONMENTAL LAW" shall mean any applicable federal, state or local law, statute or regulation, or any judgment, decree, order, arbitration award, or any license or permit issued by any federal, state or local governmental authority relating to occupational health and safety or pollution or protection of the environment.

     "HAZARDOUS MATERIALS" shall mean any hazardous substance, hazardous or solid waste, pollutant, contaminant or toxic chemical, including petroleum or fraction thereof, as such terms are defined in or regulated pursuant to any applicable Environmental Law.

     "INDEBTEDNESS" shall mean, with respect to any Person, all obligations contingent or otherwise, in respect of: (a) borrowed money; (b) indebtedness evidenced by notes, debentures or similar instruments; (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities, including related non-competition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six
(6) months after the incurrence thereof in the Ordinary Course of Business);
(e) conditional sale or other title retention agreements; (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers' acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (g) dividends payable; and (h) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (g).

     "INFORMAL ARRANGEMENT" shall mean an unwritten arrangement between or among the Company and any other Person or Persons.

     "INTELLECTUAL PROPERTY" shall mean all proprietary rights in Technology, including all patents, copyrights, mask works, and any applications or registrations therefor, trade secrets, licenses and propriety information, whether existing now or in the future.

     "LAST TWELVE MONTHS NET REVENUE" of a Person as of a specified date shall mean such Person's net revenue, as reported on such Person's annual reports on Form 10-K and quarterly reports on Form 10-Q, for the 12-month period ended on the date of such Person's most recently filed annual report on Form 10-K or quarterly report on Form 10-Q as the case may be.

     "LEGAL REQUIREMENT" shall mean any United States federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     "LIABILITY" shall mean any liability or obligation of any kind of nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether liquidated or unliquidated, whether incurred or consequential, and whether due or to become due), including without limitation any liability for Taxes.

     "LIEN" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, adverse claim restriction on transfer (excluding, in the case of property constituting a contract listed on a schedule hereto and furnished to the Purchasers, restrictions on transfer of the contract contained in the terms of the contract itself), conditional sale or other title retention device or arrangement (including, without limitation, a capital lease but excluding any lessor's interest in the leased property under any operating lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; PROVIDED, HOWEVER, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property, if the same do not materially detract from the value of such property or materially impair its use in the Company's business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to property on the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirement or other social security, and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens that secure obligations, to the extent that payment thereof is not in arrears or otherwise due.

     "MAJORITY BAIN PURCHASERS" shall mean Bain Purchasers who hold a majority of the outstanding securities held by the Bain Purchasers determined by vote.

     "MAJORITY PURCHASERS" shall mean Purchasers who hold a majority of the outstanding securities held by the Purchasers determined by vote.

     "NASD" shall mean The National Association of Securities Dealers, Inc.

     "ORDINARY COURSE OF BUSINESS" with respect to a Person shall mean the ordinary course of business in accordance with past practice of such Person or of other companies in the industry of such Person.

     "OTHER PURCHASERS" shall mean BancBoston Robertson Stephens Inc., Bayview 99 I, L.P., Bayview 99 II, L.P., Clark Callander and Richard Innenberg.

     "PERSON" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

     "PHASE I PLAN" shall mean the Company's installation of voice and data switches in Seattle, Washington; Portland, Oregon; Denver, Colorado; and Minneapolis, Minnesota, along with related workforce build-out in such cities and in Reno, Nevada.

     "PHASE II PLAN" shall mean the Company's installation of voice and data switches in such cities other than the Phase I cities as determined by the Company's board of directors, along with related workforce built-out.

     "REGULATORY EVENT" shall mean any of the following events; (a) any Purchaser becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement or (b) the Company or any of its Subsidiaries becomes subject to regulation by any governmental authority in any way that is materially different from the regulation existing at the date hereof and that has a Material Adverse Effect or (c) the Federal Communications Commission or any public utilities commission for a state or jurisdiction in which all or any part of a telecommunications system of the Company and its Subsidiaries is located issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Permit that has a Material Adverse Effect.

     "STOCKHOLDER" shall mean any holder of shares of the Company's capital stock.

     "STOLBERG" shall mean Stolberg, Meehan & Scano II, L.P.

     "SUBSIDIARY" means with respect to any Person: (a) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (b) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

     "TAXES" shall mean any federal, state, local, foreign, or other tax, fee, levy, assessment or other governmental charge, including without limitation, any income, franchise, gross receipts, property, sales, use, services, value added, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax and penalties in connection therewith.

     "TAX RETURNS" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements regarding Taxes that are or were filed or required to be filed under applicable Legal Requirements, whether on a consolidated, combined, unitary or individual basis.

     "TECHNOLOGY" shall mean all computer programs and related documentation and technical specifications and all other inventions, discoveries, innovations, know-how, information and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, including without limitation documents, technical data, computer programs, documentation, hardware, databases, integrated circuits, net lists and schematics, whether or not protectable or protected by patent, copyright, mask work right, trade secret law or otherwise.

     "TOTAL ENTERPRISE VALUE" of a Person as of a specified date shall mean
(a) the number of fully-diluted shares of such Person's common stock outstanding on such date, multiplied by the average closing share price of such Person's common stock for the twenty trading days ending on the day immediately preceding such date, plus (b) the amount of long term debt, including the current portion of long-term debt, of such Person outstanding as of such date, minus (c) the amount of cash, cash equivalents and marketable securities of such Person as of such date.

SECTION 7.  INDEMNIFICATION

     7.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
INDEMNITIES.

          7.1.1  REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES OF
THE COMPANY.  All of the representations and warranties of the Company
(except for those contained in Sections 2.1 (Organization), 2.2
(Subsidiaries), 2.3 (Authorization), 2.5 (Capitalization), 2.7(1) (absence of dividends) and 2.18 (Taxes)) contained herein or in any document, certificate or other instrument required to be delivered hereunder, and the related indemnities of the Company for breach or inaccuracy of such representations and warranties, shall survive the Closing and continue in full force and effect until the earlier of (i) sixty (60) days after delivery of the Company's audited financial statements for the fiscal year ending December 31, 2000 or (ii) the closing of a public offering pursuant to the Securities Act of 1933 as in effect from time to time (other than a public offering or sale pursuant to a registration statement on Form S-8 or comparable form), in which the aggregate price to the public of all Common Stock sold in such offering shall exceed $30,000,000 (a "QUALIFIED PUBLIC OFFERING"). The representations and warranties of the Company contained in Sections 2.1 (Organization), 2.2 (Subsidiaries), 2.3 (Authorization), 2.5
(Capitalization), 2.7(1) (absence of dividends) and 2.18 (Taxes), and the related indemnities of the Company for breach or inaccuracy of such representations and warranties, shall survive the Closing, and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof with respect to Tax matters and employee benefit matters). The termination of any such representation and warranty, however, shall not affect any claim for any breach of any representation or warranty if (i) written notice thereof is given to the breaching party or parties prior to such termination date, or
(ii) such breach is a result of fraud or the violation of any criminal law. All covenants of the Company in this Agreement or in any document, instrument or certificate delivered in connection herewith shall, unless otherwise specifically provided herein or therein, remain in full force and effect (x) as to the Bain Purchasers, until such time as the Bain Purchasers and their Affiliates hold less than 354,000 Shares (including shares of Common Stock issued upon conversion of Shares held by the Bain Purchasers, and subject to adjustment for stock splits, stock dividends, and the like), (y) as to Stolberg, until such time as Stolberg and its Affiliates hold less than 523,280 Shares (including shares of Common Stock issued upon conversion of Shares held by Stolberg, and subject to adjustment for stock splits, stock dividends, and the like), (z) as to the Other Purchasers, until the closing of a Qualified Public Offering. All other indemnities of the Company in this Agreement or in any document, instrument or certificate delivered in connection herewith (except for indemnities with respect to any breach of the representations and warranties) shall, unless otherwise specifically provided herein or therein, remain in full force and effect until the closing of a Qualified Public Offering.

          7.1.2 REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES OF THE PURCHASERS. All of the representations and warranties of the Purchasers contained in Section 3 shall survive the Closing and shall continue in full force and effect without limit as to time. All covenants and indemnities of the Purchasers in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided herein or therein, remain in full force and effect forever.

     7.2 INDEMNIFICATION. The Company hereby agrees to indemnify each of the Purchasers and its Affiliates (each in its capacity as indemnified party, an "INDEMNITEE") and hold each of the Purchasers and such Affiliates harmless from, against and in respect of the following (herein called a "LOSS" or "LOSSES"): any and all actual and established damages, deficiencies, claims, actions, charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses, including, without limitation, any diminution in value, costs, expenses, fees, obligations and liabilities, including, without limitation, costs of collection and attorneys' fees and expenses arising from or related to any of the following: (i) any breach of or inaccuracy in any representation or warranty made by or on behalf of the Company or its Subsidiaries in this Agreement (including, without limitation, the Schedules hereto) or any document, instrument or certificate delivered pursuant hereto or (ii) any breach or violation of any covenant or agreement made by or on behalf of the Company in this Agreement (including, without limitation, the Schedules which relate to such Sections).

SECTION 8. GENERAL

     8.1. AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Purchaser and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; PROVIDED, HOWEVER, that except as otherwise provided herein or therein, the written consent of the Majority Purchasers and the Company shall be required for changes in or additions to, and any consents required by this Agreement, and omissions or waivers of compliance with any term, covenant, condition or provision set forth herein (either generally or in a particular instance, and either retroactively or prospectively); PROVIDED, HOWEVER, that, notwithstanding the foregoing proviso, (i) the written consent of the Majority Bain Purchasers and the Company shall be required for changes in or additions to, and any consents required by this Agreement, and omissions or waivers of compliance with any term, covenant, condition or provision set forth herein (either generally or in a particular instance, and either retroactively or prospectively) which materially adversely affects the rights of the Majority Bain Purchasers as such, and (ii) the written consent of Stolberg and the Company shall be required for changes in or additions to, and any consents required by this Agreement, and omissions or waivers of compliance with any term, covenant, condition or provision set forth herein (either generally or in a particular instance, and either retroactively or prospectively) which materially adversely affects the rights of Stolberg as such. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder or any Securities purchased under this Agreement at the time outstanding.

     8.2. SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS. All covenants, agreements, representations and warranties of the Company made herein, except as provided otherwise in this Agreement, shall survive the delivery of the Securities and shall bind the Company and their respective successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Purchasers' successors and assigns and to transferees of the Stock, whether so expressed or not.

     8.3. SECTION HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

     8.4. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     8.5. NOTICES AND DEMANDS. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if
(i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective two (2) business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within twenty-four (24) hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient may have furnished for the purpose pursuant to this
Section 7.7):

          if to the Company, to:

                    Advanced Telecommunications, Inc.
                    730 2nd Avenue South
                    Suite 1200
                    Minneapolis, MN 55402
                    Attention: Chief Executive Officer

               with a copy to:

                    Piper & Marbury
                    1200 Nineteen St., N.W.
                    Washington, DC 20036-2430
                    Attention: Edwin M. Martin, Esq.

               and with a copy to:

                    Robins, Kaplan, Miller & Ciresi L.L.P.
                    2800 LaSalle Plaza
                    800 LaSalle Avenue
                    Minneapolis, MN 55402-2015
                    Attention: David L. Mitchell, Esq.

          If to a Bain Purchaser, to:

                    c/o Bain Capital, Inc.
                    Two Copley Place, 7th Floor
                    Boston, MA 02116
                    Attn: Michael A. Krupka

               with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, MA 02110
                    Attn:  Philip J. Smith, Esq.

          if to Stolberg, to:

                    c/o Stolberg Partners, L.P.
                    370 17th Street
                    Suite 4240
                    Denver, CO 80202
                    Attention:  Peter Van Genderen

               with a copy to:

                    Holland & Hart
                    555 Seventeenth Street, Suite 3200
                    P.O. Box 8749
                    Denver, CO 80201
                    Attention:  Betty Arkell, Esq.

          if to an Other Purchaser, to it at the address set forth in the stock record book of the Company; and

          if to a permitted assignee of a Purchaser, to its address as designated to the Company in writing (or if none, to the last address of the assignor given to the Company pursuant to this Section 8.5).

     8.6. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     8.7. CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     8.8. INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The exhibits, annexes and schedules identifies in this Agreement are incorporated herein by reference and made a part hereof.

     8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     8.10.  CONSENT TO JURISDICTION.   Each party to this Agreement, by its
execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware sitting in the County of Wilmington or the United States District Court for the District of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof,
(b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, clause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.5 hereof is reasonably calculated to give actual notice.

    8.11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

    8.12. EXERCISE OF RIGHTS AND REMEDIES. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.



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                                       -42-

                                   Series C Preferred Stock Purchase Agreement
                                                            September 30, 1999
                                                            ------------

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

THE COMPANY:                           ADVANCED TELECOMMUNICATIONS, INC.

                                       By: /s/ Cliff D. Williams
                                           ----------------------
                                           Name: Cliff D Williams
                                           Title: CEO


                  [Signatures continue on following page]

                                   Series C Preferred Stock Purchase Agreement
                                                            September 30, 1999
                                                            ------------

THE BAIN PURCHASERS:                      BAIN CAPITAL FUND VI, L.P.
                                          By: Bain Capital Partners VI, L.P.,
                                              its general partner

                                          By: Bain Capital Partners VI, Inc.,
                                              its general partner

                                          By: /s/ Michael A. Krupka
                                              ----------------------
                                              Name: Michael A. Krupka
                                              Title: Managing Director

                                          BCIP Associates II
                                          BCIP Trust Associates II
                                          BCIP Associates II-B
                                          BCIP Trust Associates II-B
                                          BCIP Associates II-C

                                          By: Bain Capital, Inc.,
                                              their Managing Partner

                                          PEP Investments PTY Ltd.
                                          By: Bain Capital, Inc.,
                                              its attorney-in-fact

                                          By: /s/ Michael A. Krupka
                                              ---------------------
                                              Name: Michael A. Krupka
                                              Title: Managing Director

                                          RGIP, LLC

                                          By: ______________________
                                              Name:
                                              Title:

                    [Signatures continue on following page]

                                   Series C Preferred Stock Purchase Agreement
                                                             September 30, 1999
                                                             ------------

THE BAIN PURCHASERS:                     BAIN CAPITAL FUND VI, L.P.
                                         By: Bain Capital Partners VI, L.P.,
                                             its general partner
                                         By: Bain Capital Investors VI, Inc.,
                                             its general partner

                                         By ______________________________
                                            Name: Michael A. Krupka
                                            Title: Managing Director

                                         BCIP Associates II
                                         BCIP Trust Associates II
                                         BCIP Associates II-B
                                         BCIP Trust Associates II-B
                                         BCIP Associates II-C
                                         By: Bain Capital, Inc.,
                                             their Managing Partner

                                         PEP Investment PTY Ltd.
                                         By: Bain Capital, Inc.,
                                             its attorney-in-fact

                                         By: ______________________
                                             Name: Michael A. Krupka
                                             Title: Managing Director

                                         RGIP, LLC

                                         By: /s/ R. Bradford Malt
                                             ---------------------
                                             Name: R. Bradford Malt
                                             Title: Managing Member


                      [Signatures continue to following page]

                                   Series C Preferred Stock Purchase Agreement
                                                            September 30, 1999
                                                            ------------

THE BAIN PURCHASERS (CONTINUED):       SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                         By: /s/ Jonathan S. Lavine
                                             -------------------------
                                             Name: Jonathan S. Lavine
                                             Title: Managing Director


                      [Signatures continue to following page]

                                   Series C Preferred Stock Purchase Agreement
                                                            September 30, 1999
                                                            ------------

OTHER PURCHASERS:                      BANCBOSTON ROBERTSON STEPHENS INC.

                                       By: /s/ David Weldon
                                           ---------------
                                           Name: David Weldon
                                           Title: Chief Administrative Officer

                                       Bayview 99 I, L.P.

                                       By: Bayview 99 GP, LLC,
                                           its General Partner

                                       By: /s/ David Weldon
                                           ------------------
                                           Title: Authorized Signatory

                                       Bayview 99 II, L.P.

                                       By: Bayview 99 GP, LLC,
                                           its General Partner

                                       By: /s/ David Weldon
                                           ------------------
                                           Title: Authorized Signatory


                                           ______________________
                                           Clark Callander


                                           ______________________
                                           Richard Innenberg


                    [Signatures continue on following page]

                                    Series C Preferred Stock Purchase Agreement
                                                             September 30, 1999
                                                             ------------

OTHER PURCHASERS:                   BANCBOSTON ROBERTSON STEPHENS, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    BAYVIEW 99 I, L.P.

                                    By:  Bayview 99 GP, LLC,
                                         its General Partner

                                    By:
                                       ----------------------------------------
                                       Title:  Authorized Signatory

                                    BAYVIEW 99 II, L.P.

                                    By:  Bayview 99 GP, LLC,
                                         its General Partner

                                    By:
                                       ----------------------------------------
                                       Title:  Authorized Signatory


                                         /s/ Clark Callander
                                       ----------------------------------------
                                       Clark Callander

                                         /s/ Richard Innenberg
                                       ----------------------------------------
                                       Richard Innenberg

                     [Signatures continue on following page]

                                    Series C Preferred Stock Purchase Agreement
                                                             September 30, 1999
                                                             ------------

STOLBERG:                           STOLBERG, MEEHAN & SCANO II, L.P.
                                    By:  Stolberg, Meehan & Scano LLC,
                                         its general partner


                                    By:  /s/  Peter Van Genderen
                                       ----------------------------------------
                                       Name: Peter Van Genderen
                                       Title: Partner